Exhibit 20.2

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended June 30, 2005
for Distribution Date of July 18, 2005

COLLECTIONS			DOLLARS
Payments received			55,251,014.30
Plus / (Less) :
Net Servicer Advances			133,087.56
Investment Earnings on funds in the Collection Account			118,638.23

Net Collections			55,502,740.09
Plus / (Less) :
Investment Earnings on funds in the Prefund Account			0.00
Funds in Spread Account			7,519,668.72

Total Available Funds			63,022,408.81

DISTRIBUTIONS

Servicing Fee		1,474,049.00
Trustee and Other Fees		15,061.52

Total Fee Distribution			1,489,110.52

Note Interest Distribution Amount — Class A-1	471,818.82
Note Interest Distribution Amount — Class A-2	1,366,625.00
Note Interest Distribution Amount — Class A-3	1,390,000.00
Note Interest Distribution Amount — Class A-4	708,802.08

	3,937,245.90

Note Principal Distribution Amount — Class A-1	49,454,208.64
Note Principal Distribution Amount — Class A-2	0.00
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	49,454,208.64

Total Class A Interest and Principal Distribution			53,391,454.54

Note Interest Distribution Amount — Class B-1	214,218.75
Note Principal Distribution Amount — Class B-1	0.00

Total Class B Interest and Principal Distribution			214,218.75

Note Interest Distribution Amount — Class C-1	231,000.00
Note Principal Distribution Amount — Class C-1	0.00

Total Class C Interest and Principal Distribution			231,000.00

Note Interest Distribution Amount — Class D-1	196,625.00
Note Principal Distribution Amount — Class D-1	0.00

Total Class D Interest and Principal Distribution			196,625.00

Spread Account Deposit			7,500,000.00

Total Distributions			63,022,408.81

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended June 30, 2005
for Distribution Date of July 18, 2005

APORTFOLIO DATA:
	# of loans
Beginning Aggregate Principal Balance	82,972		1,415,086,674.41
Additional Funding	—		—

Less: Principal Payments		(20,565,239.58)
Full Prepayments	(1,336)	(19,886,269.59)
Partial Prepayments	—	—
Liquidations	(178)	(2,942,689.66)

			(43,394,198.83)

Ending Aggregate Principal Balance	81,458		1,371,692,475.58
Ending Outstanding Principal Balance of Notes			1,319,000,813.34

Excess (Current Overcollateralization Amount)			52,691,662.24
Overcollateralization Level			3.84%

Overcollateralization Amount			71,372,317.35

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance		7,500,000.00
Investment earnings on funds in spread account		19,668.72
Less: Funds included in Total Available Funds		(7,519,668.72)
Deposits		7,500,000.00
Excess Spread Amount		—

Ending Balance			7,500,000.00

Beginning Initial Deposit		7,500,000.00
Repayments		—

Ending Initial Deposit			7,500,000.00

Servicer Advances:
Beginning Unreimbursed Advances		1,159,036.56
Net Advances		133,087.56

			1,292,124.12

Net Charge-Off Data:
Charge-Offs		1,263,685.22
Recoveries		(286,789.49)

Net Charge-Offs			976,895.73

Delinquencies ( P&I):	# of loans
30-59 Days	852	10,370,582.22
60-89 Days	191	2,364,444.34
90-119 Days	41	437,734.27
120 days and over	—	—

Repossessions	37	311,069.24

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)	0		0

Cumulative Charge-Off Percentage			0.07%

WAC			11.5979%
WAM			62.370

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended June 30, 2005
for Distribution Date of July 18, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	265,000,000.00	174,705,021.98	49,454,208.64	125,250,813.34	49,926,027.46

A-2	435,000,000.00	435,000,000.00	0.00	435,000,000.00	1,366,625.00

A-3	400,000,000.00	400,000,000.00	0.00	400,000,000.00	1,390,000.00

A-4	193,750,000.00	193,750,000.00	0.00	193,750,000.00	708,802.08

B-1	56,250,000.00	56,250,000.00	0.00	56,250,000.00	214,218.75

C-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	231,000.00

D-1	48,750,000.00	48,750,000.00	0.00	48,750,000.00	196,625.00

TOTAL	1,458,750,000.00	1,368,455,021.98	49,454,208.64	1,319,000,813.34	54,033,298.29

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.13625%	471,818.82	0.00	471,818.82	471,818.82	0.00

A-2	3.77000%	1,366,625.00	0.00	1,366,625.00	1,366,625.00	0.00

A-3	4.17000%	1,390,000.00	0.00	1,390,000.00	1,390,000.00	0.00

A-4	4.39000%	708,802.08	0.00	708,802.08	708,802.08	0.00

B-1	4.57000%	214,218.75	0.00	214,218.75	214,218.75	0.00

C-1	4.62000%	231,000.00	0.00	231,000.00	231,000.00	0.00

D-1	4.84000%	196,625.00	0.00	196,625.00	196,625.00	0.00

TOTAL		4,579,089.65	0.00	4,579,089.65	4,579,089.65	0.00

WFS FINANCIAL 2005-2 OWNER TRUST
Officer’s Certificate
for Collection Period ended June 30, 2005
for Distribution Date of July 18, 2005

Detailed Reporting

                    See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of June 30, 2005 and were performed in conformity with the Sale and Servicing Agreement dated March 01, 2005.

Lori Bice
Assistant Vice President
Director Technical Accounting

Susan Tyner
Vice President
Assistant Controller